EXHIBIT 10.4

                             ASSIGNMENT OF TRADEMARK
                             -----------------------

         This ASSIGNMENT OF TRADEMARK is made as of this 14th day of January, 2004 ("Effective Date"), by and between XSTREAM BRANDS, INC., a Florida corporation with its principal place of business at 4800 N.W. 15th Avenue, Bay 1-A, Ft. Lauderdale, FL 33308 ("Assignee") and SQUEEZE BEVERAGES, INC., a Massachusetts corporation with its principal place of business at Deer Ridge Run, P.O. Box 641, Williamstown, MA 01267 ("Assignor").

                                    RECITALS

         WHEREAS Assignor hereby agrees to sell, transfer and assign the Mark "SQUEEZE" for carbonated flavored soft drinks and seltzer water, and related common law rights to that mark, subject to the terms and conditions of this Agreement.

         WHEREAS Assignee hereby agrees to purchase the Mark "SQUEEZE" for carbonated flavored soft drinks and seltzer water, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, for the good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and described more particularly herein, Assignor and Assignee, intending to be legally bound, agree as follows:

         INCORPORATION OF RECITALS The recitals set forth above are expressly incorporated herein by reference in their entireties to form part of the terms and conditions of this Agreement.

                                   ARTICLE I
                            ASSIGNMENT OF TRADEMARKS

         SECTION 1.1 ASSIGNMENT. Assignor desires to transfer to Assignee all of his rights and interests in the Mark "SQUEEZE" for carbonated flavored soft drinks and seltzer water, including all variations thereof such as any spelling, formatives, phonetic variations and stylized designs of the same, and including, but not limited to (i) Application Serial No. 74/489089 for the Mark "SQUEEZE" for "carbonated flavored soft drinks and seltzer water", now pending before the United States Patent and Trademark Office, (ii) Registration No. 1,955,605 for the Mark "SQUEEZE" for "carbonated flavored soft drinks and seltzer water", now registered in the United States Patent and Trademark Office, and (iii) all goodwill associated therewith (the "Marks"). Assignor has agreed to sell and has hereby sold, assigned, and transferred unto Assignee, including its successors, assigns, heirs and administrators, all of Assignor's individual and jointly held rights, title and interests in and to the Marks and the application thereof, including any confusingly similar marks and the right to sue for damages for all past infringements occurring prior to the effective date of this Assignment, and to any and all marks and registrations which may evolve therefrom; and including all goodwill associated with the Marks transferred hereby. Assignee hereby accepts the assignment of the Marks from Assignor.

         Assignor also assigns all of its individual and jointly held rights, title and interests in and to the Marks in all foreign countries, and all applications for registration of the Marks in foreign

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countries and any registration(s) which may evolve therefrom, including the right to claim International Convention priority.

         SECTION 1.2 ABBREVIATED ASSIGNMENT EXHIBIT. Assignor shall execute the abbreviated assignment document shown in Exhibit A to this Agreement, which will permit Assignee to request recordal of the assignments made herein without making of record the entire Agreement between the parties.

         SECTION 1.3 WAIVER. Assignor shall not, at any time, contest the validity of the Marks, or take any action that would impair the value of the Marks. Without limitation of the foregoing, Assignor expressly represents and warrants that it shall not resume use of the Marks, or any word or symbol that is confusingly similar to the Marks or a colorable imitation thereof.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.1 TITLE TO ASSETS. Assignor has full power and authority to own the Marks and Application ("Assets") and good and marketable title to the Assets covered by this Agreement. Assignor's title to the Assets are free and clear of any liens, encumbrances, or other defects.

         SECTION 2.2 AUTHORITY TO SELL. Assignor has full power and authority to own the Assets and has complied with all the requirements of any applicable law of the States of Florida and Massachusetts relative to the sale of the Assets described in this Agreement and of the consents and approvals that may be required by law or by agreements to which Assignors may be a party will be obtained.

         SECTION 2.3 LIABILITIES. There are no other liabilities to which Assignor or its Assets are subject.

         SECTION 2.4 LITIGATION. There is now no litigation pending against either Assignor of which it or its officers are aware that will, might, or could affect consummation of the transfer of title of the Assets in good and marketable condition to Assignee and Assignor is not aware of any threatened litigation which may affect the consummation of the conveyance described in this Agreement.

         SECTION 2.5 CORPORATE ACTION. All necessary corporate action has been taken by Assignor to authorize the execution, delivery and performance of this Assignment, which has been duly and validly authorized, executed and delivered by Assignor and constitutes the valid and binding obligation of Assignor enforceable against them.

         SECTION 2.6 CONSENTS. All consents and approval required for transferring the Assets hereunder have been obtained or will be obtained. No consent of any court, governmental agency or other public authority is required as a condition to the enforceability of this assignment.

         SECTION 2.7 NO ENCUMBRANCE. Assignor acknowledges that the Assets being transferred are not encumbered by any liens or the subject matter of any known or anticipated

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litigation. Assignor further acknowledges and agrees that the consideration paid by Assignee for the Assets is fair and adequate consideration.

         SECTION 2.8 NO INFRINGEMENT. Assignor has not received any notice that it is infringing upon the research, development, processes, methods, techniques, inventions, know how, patents, patent rights, trade name, trademarks and service marks of any other party.

         SECTION 2.9 CONTINUED USE. Assignor represents that it, together with and through its predecessors-in-interest, has adopted and continuously used the Marks, since at least as early as October 31, 1937, to indentify carbonated flavored soft drinks and seltzer water.

         SECTION 2.10 CONSENT TO REGISTRATION. Assignor acknowledges that it entered into a Consent to Registration on January 17, 1995 with Crystal Geyser Water Company and this agreement is valid and in full force and effect. A copy of the Consent to Registration Agreement is attached hereto and made a part hereof as Exhibit "B".

                                  ARTICLE III
                         FURTHER ACTIONS BY THE ASSIGNOR

         SECTION 3.1 ACTIONS BY ASSIGNOR.Assignor, without the payment of any additional consideration, agrees to execute any other documents or to provide any further materials or documentation necessary in order to fulfill the provisions of or the purpose of this Assignment or to substantiate Assignee's use and ownership of the Marks.

                                   ARTICLE IV
                                 PURCHASE PRICE

         SECTION 4.1 PURCHASE. At Closing, Assignee agrees to deliver four hundred thousand (400,000) shares of restricted common stock ("Restricted Stock") of Xstream Beverage Group, Inc. ("XSBG"), par value 0.001, to Assignor in exchange for the assignment of the Marks, that are the subject of this Agreement. Assignor agrees to execute the Investment Letter, a copy of which is attached hereto and made a part hereof as Exhibit "C".

         SECTION 4.2 PIGGY-BACK REGISTRATION. XSBG agrees to grant "piggy-back" registration rights in connection with the Restricted Stock referenced in
Section 4.1 above as follows: If at any time or from time to time, XSBG shall decide to register any of its common stock, either for its own account or the account of a security holder or holders (except in an S-8 registration), in a registration statement covering the sale of XSBG's common stock under the Securities Act of 1933, as amended, XSBG will: (1) promptly give to Assignor written notice thereof; and (2) include in such registration statement (and any related qualification under blue sky laws) all the Restricted Stock specified in a written request, made within fifteen (15) days after receipt of such written notice from XSBG, except as set forth in Section 4.3 below.

         SECTION 4.3 UNDERWRITING. In the event that the registration statement filed pursuant to Section 4.2 shall be for an underwritten public offering, the Assignor's piggy-back registration rights pursuant to Section 4.2 above shall be conditioned upon the Assignor entering into an underwriting agreement in customary form with the managing underwriter or underwriters

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selected for such underwriting by XSBG. Notwithstanding any other provision of this Section 4.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Restricted Stock to be included in the registration and underwriting, or may exclude the Restricted Stock entirely from such registration and underwriting. XSBG shall so advise the Assognor and the number of shares of Restricted Stock that may be included in the registration and underwriting shall be allocated among the Assignor and any other selling shareholders in proportion (excluding warrants or their equivalent issued to the underwriter of a registered public offering which may be included in their entirety), as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by the Assignor and such selling shareholders at the time of filing the registration statement. If the Assignor disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to XSBG and the underwriter. Any Restricted Stock excluded or withdrawn from such underwriting shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto.

                                   ARTICLE V
                                  MISCELLANEOUS

         SECTION 5.1 NOTICES All notices relating to this Agreement must be in writing and delivered either in person or by certified mail or registered mail, postage prepaid, return receipt requested, to the person(s) and address specified on the first page of this Agreement or such updated address as either party may subsequently designate by notice in writing. Notice shall be effective immediately upon receipt.

         SECTION 5.2 ENTIRE AGREEMENT AND AMENDMENT This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the Assignor and the Assignee. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other person.

         SECTION 5.3 EXPENSES Except as otherwise provided in this Agreement, each party will pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         SECTION 5.4 CUMULATIVE REMEDIES The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SECTION 5.5 HEADINGS AND REFERENCES Headings are included solely for convenience, are not themselves to be considered a part of the terms and conditions of this Agreement and are

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not intended to be full and accurate descriptions of the contents thereof. Any reference to a paragraph shall be construed to refer to all subparts and/or other portions of that paragraph.

         SECTION 5.6 WAIVER Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.

         SECTION 5.7 BINDING EFFECT This Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by the Assignor or the Assignee without the prior written consent of the Assignor or the Assignee, and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

         SECTION 5.8 SEVERABILITY If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         SECTION 5.9 GOVERNING LAW, JURISDICTION AND VENUE The validity, construction and performance of this Agreement, and the legal relations between the parties to this Agreement, each shall be governed by and construed in accordance with the laws of the State of Florida (excluding that body of law applicable to choice of laws). Each of the parties hereby agrees that, except for any appeals, the sole and exclusive venue for any and all disputes relating to this Agreement, its making, construction, validity, enforceability and/or performance shall be in the state courts sitting in Broward County, Florida and/or the United States District Court for the Southern District of Florida and each hereby voluntarily consents to the personal jurisdiction of said courts and waives any and all objections to such personal jurisdiction and/or venue.

         SECTION 5.10 CONSTRUCTION The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         SECTION 5.11 COUNTERPARTS This Agreement may be executed by the parties in one or more counterparts, each of which when so executed shall be deemed an original hereof and all of

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which, individually and collectively, shall constitute one single contract between the parties.This Agreement may be executed and delivered via facsimile transmission.

         SECTION 5.12 INDEMNIFICATION BY ASSIGNOR. Assignor shall defend, indemnify and hold harmless Assignee under this Agreement from and against any and all claims losses, costs, liabilities and expenses, including reasonable fees of attorneys and other professionals, arising out of or related to any breach or claimed breach of any of Assignor's representations and warranties contained in Article II above. Assignee agrees to provide to Assignor prompt written notice of any third party claim covered by the foregoing indemnity that is made against and received by Assignee and to provide Assignor with such reasonable cooperation and assistance as Assignor may request from time to time in the defense or settlement thereof.

         SECTION 5.13 FORCE MAJEURE Neither of the parties shall be responsible for failure to fulfill its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to failure of non parties to furnish equipment, software, parts or labor, war, sabotage, insurrection, riots, civil disobedience and the like, acts of governments and agencies thereof, labor disputes, accidents, fires or Acts of God. In such event, the delayed party shall perform its obligations hereunder within a reasonable time after the cause of the failure has been remedied, and the other party shall be obligated to accept such delayed performance. During any period that performance of its obligations by one party is delayed or suspended pursuant to this Paragraph 6.13, the performance of the obligations of the other party shall be similarly delayed or suspended, including, without limitation, any obligation of a party to pay money owed based on delayed performance of obligations of the other party.

         SECTION 5.14 VOLUNTARY AGREEMENT/REVIEW The parties each acknowledge, represent and warrant that they have reviewed and understand this Agreement in its entirety and that they have entered into this Agreement freely and voluntarily.

         SECTION 5.15 NO JOINT VENTURE Neither party is and neither party shall represent itself to be the agent, employee, franchise, joint venturer, officer or partner of the other party. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall have the power to obligate or bind the other party in any manner whatsoever.

         SECTION 5.16 CONFIDENTIALITY OF AGREEMENT. Each party agrees to keep confidential and not to disclose to any third party the terms and conditions of this Agreement or the fact that the parties have entered into this Agreement; provided, however, that each party may disclose the terms and conditions of this Agreement (i) in confidence, to its banks, lawyers, accountants, other professional advisors, and potential investors, (ii) in connection with its enforcement of rights under this Agreement, and (iii) as may be required by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

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                                            ASSIGNOR:  SQUEEZE BEVERAGES, INC.



                                                By:
                                                    ---------------------------

                                                Print:
                                                      -------------------------

                                                Title:
                                                      -------------------------

                                                Date:
                                                     --------------------------


         Before me personally appeared the individual signing on behalf of Assignor, known to me or proved to me on the basis of satisfactory evidence to be the person who represents the Assignor subscribed to in this Agreement, and acknowledged that he/she executed the same.


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Notary Public

                          ASSIGNEE: XSTREAM BRANDS, INC

                                                By: S/s Barry H Willson

                                                Print:
                                                      -------------------------

                                                Title:
                                                      -------------------------

                                                Date:
                                                     --------------------------


         Before me personally appeared the individual signing on behalf of Assignee, known to me or proved to me on the basis of satisfactory evidence to be the person who represents the Assignee subscribed to in this Agreement, and acknowledged that he/she executed the same.


--------------------------------
Notary Public

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         AS TO ARTICLE IV ONLY:                   XSTREAM BEVERAGE GROUP, INC



                                                  By: S/S Barry H Willson

                                                  Print:
                                                        -----------------------

                                                  Title:
                                                        -----------------------

                                                  Date:
                                                       ------------------------


         Before me personally appeared the individual signing on behalf of Xstream Beverage Group, Inc., known to me or proved to me on the basis of satisfactory evidence to be the person who represents Xstream Beverage Group, Inc., subscribed to in this Agreement, and acknowledged that he/she executed the same.

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Notary Public

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